Exhibit 4.2

MOLSON COORS BEVERAGE COMPANY, as Issuer

and

THE GUARANTORS NAMED HEREIN, as Guarantors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 27, 2026

to

INDENTURE

Dated as of May 29, 2024

4.900% Senior Notes due 2031
5.500% Senior Notes due 2036

i

ARTICLE 4
Forms of Notes

Section 4.1	Form of 2031 Notes	17
Section 4.2	Form of 2036 Notes	17

ARTICLE 5
Original Issue of Notes

Section 5.1	Original Issue of 2031 Notes	17
Section 5.2	Original Issue of 2036 Notes	18

ARTICLE 6
Miscellaneous
Section 6.1	Ratification of Indenture	19
Section 6.2	Trustee Not Responsible for Recitals	19
Section 6.3	Governing Law	19
Section 6.4	Separability	20
Section 6.5	Counterparts Originals	20

EXHIBIT A – Form of 2031 Notes
EXHIBIT B – Form of 2036 Notes

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of May 27, 2026 (this “Supplemental Indenture”), among MOLSON COORS BEVERAGE COMPANY, a Delaware corporation (the “Company”); MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership, MOLSON CANADA 2005, an Ontario partnership, COORS BREWING COMPANY, a Colorado corporation, CBC HOLDCO LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, CBC HOLDCO 3, INC., a Colorado corporation, NEWCO3, INC., a Colorado corporation, MOLSON COORS HOLDCO INC., a Delaware corporation, MOLSON COORS USA LLC, a Delaware limited liability company, MOLSON COORS BEVERAGE COMPANY USA LLC, a Delaware limited liability company and COORS DISTRIBUTING COMPANY LLC, a Delaware limited liability company (collectively, the “Guarantors”); and The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely in its capacity as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee executed and delivered the indenture, dated as of May 29, 2024 (the “Base Indenture,” and as hereby supplemented, the “Indenture”), to provide for the issuance of the Company’s debt Securities to be issued in one or more series and to be guaranteed by the Guarantors;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two new series of its notes under the Base Indenture to be known as its “4.900% Senior Notes due 2031” (the “2031 Notes”) and “5.500% Senior Notes due 2036” (the “2036 Notes” and, together with the 2031 Notes, the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Guarantors will guarantee the Notes being issued pursuant to this Supplemental Indenture and the terms set forth in Article XVI of the Base Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted on November 20, 2025, has authorized the Finance Committee to approve the issuance of the Notes and, on March 4, 2026, the Finance Committee has duly authorized the issuance of the Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, the board of directors, board of managers, managing member, general partner or management committee, as applicable, of each of the Guarantors, pursuant to resolutions duly adopted on May 19, 2026, has duly authorized such Guarantor’s Guarantee, and has authorized the proper officers of such Guarantor to execute any and all appropriate documents necessary or appropriate to effect such Guarantee;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 3.1 and 14.1(p) of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, and to make the Notes, each when executed by the Company and authenticated and delivered by the Trustee, and the Guarantees thereon by the Guarantors, the valid obligations of the Company and the Guarantors, as applicable, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of each of the 2031 Notes and the 2036 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of each of the 2031 Notes and the 2036 Notes, the Company and the Guarantors covenant and agree, with the Trustee, as follows:

ARTICLE 1
Definitions and Interpretation

Section 1.1           Definition of Terms. Unless the context otherwise requires:

(a)           each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b)           the singular includes the plural and vice versa;

(c)           headings are for convenience of reference only and do not affect interpretation;

(d)           a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated; and

(e)           the following terms have the meanings given to them in this Section 1.1(e):

(i)           “2031 Below Investment Grade Rating Event” shall have the meaning assigned to it in Section 2.12.

(ii)           “2031 Change of Control Offer” shall have the meaning assigned to it in Section 2.12.

(iii)         “2031 Change of Control Payment” shall have the meaning assigned to it in Section 2.12.

(iv)         “2031 Change of Control Payment Date” shall have the meaning assigned to it in Section 2.12.

(v)          “2031 Change of Control Triggering Event” shall have the meaning assigned to it in Section 2.12.

(vi)         “2036 Below Investment Grade Rating Event” shall have the meaning assigned to it in Section 3.12.

(vii)        “2036 Change of Control Offer” shall have the meaning assigned to it in Section 3.12.

(viii)       “2036 Change of Control Payment” shall have the meaning assigned to it in Section 3.12.

(ix)          “2036 Change of Control Payment Date” shall have the meaning assigned to it in Section 3.12.

(x)           “2036 Change of Control Triggering Event” shall have the meaning assigned to it in Section 3.12.

(xi)          “Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount of such liability is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

(xii)         “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

(xiii)        “Change of Control” means the occurrence of any of the following: (1) any “person” or “group” (other than the Permitted Parties) is or becomes (by way of merger or consolidation or otherwise) the “beneficial owner,” directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Company’s Board of Directors; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to (i) the Company or one of its Subsidiaries, or (ii) one or more Permitted Parties; (3) the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture). Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company, and (b) the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any consent or veto power in connection with the acquisition or disposition of Voting Stock or under any contract will not cause a party to be a “beneficial owner.” For purposes of this Section 1.1(e)(xiii), (i) “person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date (but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and any Permitted Party shall be excluded when determining the members of such “group”), and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the Issue Date, and (ii) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the Issue Date. In calculating the amount of Voting Stock owned by a person or group the Voting Stock “beneficially owned” by any Permitted Party shall not be included.

(xiv)        “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(xv)         “DTC” means The Depository Trust Company.

(xvi)        “Interest Payment Date” means January 8 and July 8 of each year.

(xvii)       “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

(xviii)     “Issue Date” means May 27, 2026.

(xix)        “Moody’s” means Moody’s Investors Service, Inc., and its successors.

(xx)         “Mortgage” means a mortgage, pledge or lien; provided, however, that in no event shall an operating lease be deemed to constitute a Mortgage.

(xxi)        “Permitted Party” means (a)(i) the Adolph Coors, Jr. Trust, (ii) any trustee of such trust acting in its capacity as such, (iii) any Person that is a beneficiary of such trust on the date hereof, (iv) any other trust or similar arrangement for the benefit of such beneficiaries, (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, (vii) Peter H. Coors and Marilyn E. Coors, their estates, their lineal descendants and any other trust or similar arrangement for the benefit of such Persons and (viii) any Person who any of the foregoing have voting control over the Voting Stock of the Company held by such Person; and (b)(i) Pentland Securities (1981) Inc., a Canadian corporation, (ii) Lincolnshire Holdings Limited, a Canadian business corporation, (iii) Nooya Investments Limited, a Canadian business corporation, (iv) Eric Molson and Stephen Molson, their spouses, their estates, their lineal descendants and any trusts or similar arrangement for the benefit of such Persons (including, as to any common stock of the Company held by it for the benefit of such Persons, the trust established under the Voting and Exchange Trust Agreement (as defined in the Combination Agreement dated as of July 21, 2004 between the Company and Molson, Inc.) and any Person that is a beneficiary of such trusts or similar arrangements on the date hereof, (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, and (vii) any Person who any of the foregoing have voting control over the Voting Stock of the Company held by such Person.

(xxii)       “Principal Property” means any brewery, manufacturing, processing or packaging plant or warehouse owned at the date of this Supplemental Indenture or thereafter acquired by the Company or any Restricted Subsidiary which is located within the United States of America or Canada, other than any property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries as an entirety.

(xxiii)      “Rating Agencies” means, in respect of any series of Notes, (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes of such series or fails to make a rating of the Notes of such series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Moody’s or S&P, or both, as the case may be.

(xxiv)      “Record Date” means December 24 and June 24 of each year.

(xxv)       “Restricted Subsidiary” means a Subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States or Canada, and (b) which owns a Principal Property.

(xxvi)      “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Section 1.2           Interpretation. This Second Supplemental Indenture is supplemental to the Base Indenture, and this Second Supplemental Indenture and the Base Indenture shall hereafter be read together with respect to the Notes. If any term or provision contained in this Second Supplemental Indenture shall conflict or be inconsistent with any term or provision of the Base Indenture, the terms and provisions of this Second Supplemental Indenture shall govern; provided, however, that the terms and provisions of this Second Supplemental Indenture modify or amend the terms of the Base Indenture only with respect to the Notes.

ARTICLE 2
General Terms and Conditions of the 2031 Notes

Section 2.1           Designation and Principal Amount. There is hereby authorized and established a new series of Securities under the Base Indenture designated as the “4.900% Senior Notes due 2031,” which is not limited in aggregate principal amount. The initial aggregate principal amount of the 2031 Notes to be issued under this Supplemental Indenture shall be $500,000,000. The 2031 Notes are not Original Issue Discount Securities and were originally issued at a public offering price of 99.817%. Any additional amounts of 2031 Notes to be issued shall be set forth in a Company Order.

Section 2.2           Maturity. The stated maturity of principal for the 2031 Notes shall be July 8, 2031.

Section 2.3           Further Issues. The Company may, from time to time, without the consent of the Holders of the 2031 Notes, issue additional 2031 Notes. Any such additional 2031 Notes shall have the same ranking, interest rate, maturity date and other terms and conditions as the 2031 Notes issued on the Issue Date, except for the issue date and the issue price. Any such additional 2031 Notes, together with the 2031 Notes herein provided for, shall constitute a single series of Securities under the Indenture; provided that if any such additional 2031 Notes are not fungible with the existing 2031 Notes for United States federal income tax purposes, such additional 2031 Notes will have a separate CUSIP number.

Section 2.4           Form of Payment. Principal of, premium, if any, and interest on the 2031 Notes shall be payable in U.S. Dollars.

Section 2.5           Global Securities and Denomination of 2031 Notes. Upon the original issuance, the 2031 Notes shall be represented by one or more Global Securities. The Company shall issue the 2031 Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Securities with, or on behalf of, DTC as Depositary (pursuant to Section 3.1 of the Base Indenture) in New York, New York, and register the Global Securities in the name of Cede & Co., DTC’s nominee.

Section 2.6           Interest. The Company shall pay interest on the 2031 Notes at the rate of 4.900% per annum, payable semiannually in arrears on each Interest Payment Date or, if any such Interest Payment Date is not a Business Day, on the next succeeding Business Day, commencing on January 8, 2027. Interest on the 2031 Notes shall be paid to each Holder of the 2031 Notes at the close of business on the Record Date next preceding the related Interest Payment Date (except that interest payable at maturity shall be paid to the same persons to whom principal of such 2031 Notes is payable) and shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the 2031 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Payments of the principal of and interest on the 2031 Notes shall be made in U.S. Dollars, and the 2031 Notes shall be denominated in U.S. Dollars.

Section 2.7           Redemption. The 2031 Notes are subject to redemption at the option of the Company as set forth in the form of 2031 Note attached hereto as Exhibit A and Article IV of the Base Indenture.

Section 2.8           Limitations on Secured Debt. (a) If the Company or any Restricted Subsidiary shall incur, issue, assume or enter into a guarantee of any Debt secured by a Mortgage on any Principal Property of the Company or any Subsidiary, or on any Capital Stock of any Restricted Subsidiary, the Company shall, or shall cause such Subsidiary or Restricted Subsidiary to, secure the 2031 Notes equally and ratably with (or prior to) such secured Debt for as long as such Debt is so secured, unless the aggregate amount of all such secured Debt (for the avoidance of doubt, to the extent such debt is secured by a Mortgage on any Principal Property), when taken together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties of the Company or any Subsidiary (with the exception of such transactions which are excluded pursuant to Section 2.8(b) and Section 2.9(b)), would not, at the time of such incurrence or guarantee, exceed the greater of (i) $800 million or (ii) 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company. Any Mortgage created for the benefit of the Holders of Securities pursuant to the preceding sentence shall provide by its terms that such Mortgage shall be automatically and unconditionally released and discharged upon the release and discharge of the Mortgage to which it relates.

(b)           The restriction in Section 2.8(a) shall not apply to Debt secured by:

(i)           Mortgages existing on any property prior to the acquisition thereof by the Company or a Restricted Subsidiary or existing on any property of any corporation or other entity that becomes a Subsidiary after the date of this Supplemental Indenture prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Company or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Company or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies and as otherwise permitted;

(ii)          Mortgages to secure the cost of development or construction of such property, or improvements of such property; provided, however, that such Mortgages shall not apply to any other property of the Company or any Restricted Subsidiary unless otherwise permitted;

(iii)         Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(iv)         Mortgages securing indebtedness owing to the Company or a Guarantor;

(v)          Mortgages existing on the Issue Date;

(vi)         Mortgages required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under this Indenture;

(vii)        extensions, renewals or replacements of the Mortgages referred to in this Section 2.8(b) (other than Mortgages described in clauses (ii) and (iv) above) so long as the principal amount of the secured Debt is not increased (except by an amount not to exceed the fees and expenses, including any premium and defeasance costs incurred with such extension, renewal or replacement) and the extension, renewal or replacement is limited to all or part of the same property secured (and for the avoidance of doubt could have been secured) by the Mortgage so extended, renewed or replaced; or

(viii)       Mortgages in connection with sale and leaseback transactions permitted by Section 2.9(b).

For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount or accreted value, the accretion of dividends, and the payment of interest on Debt in the form of additional Debt will not be deemed to be an incurrence, issuance, assumption or guarantee of Debt.

Section 2.9           Limitations on Sales and Leasebacks. (a) Neither the Company nor any Restricted Subsidiary shall enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under Section 2.8(a) (and not excluded in Section 2.8(b)) would not, at the time such transaction is entered into, exceed the greater of (i) $800 million or (ii) 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.

(b)           The restriction in Section 2.9(a) shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 2.9(a), any sale and leaseback transaction if:

(i)           the transaction is between or among two or more of the Company and the Guarantors;

(ii)          the lease is for a period, including renewal rights, of not in excess of three years;

(iii)         the transaction is with a governmental authority that provides financial or tax benefits;

(iv)         the net proceeds of the sale are at least equal to the fair market value of the property and, within 180 days of the transfer, the Company or the Guarantors repay Funded Debt owed by them or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

(v)          such sale and leaseback transaction is entered into within 180 days after the acquisition or construction, in whole but not in part, of such Principal Property.

Section 2.10          Appointment of Agents. The Trustee shall initially be the Registrar and Paying Agent for the 2031 Notes.

Section 2.11          Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the 2031 Notes on the first day after the applicable conditions set forth in Section 12.3 of the Base Indenture have been satisfied or (b) the Company and the Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.4 or Section 10.2 of the Base Indenture and Sections 2.8 and 2.9 of this Supplemental Indenture with respect to the 2031 Notes at any time after the applicable conditions set forth in Section 12.3 of the Base Indenture have been satisfied. The applicable provisions of Article XII of the Base Indenture shall apply to the exercise by the Company of either such option.

Section 2.12          Repurchase of 2031 Notes Upon a Change of Control. (a) Upon the occurrence of a 2031 Change of Control Triggering Event, unless the Company has unconditionally exercised its right to redeem the 2031 Notes as provided in the form of 2031 Note attached hereto as Exhibit A and Article IV of the Base Indenture, each Holder of 2031 Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s 2031 Notes pursuant to the offer described in this Section 2.12 (the “2031 Change of Control Offer”) on the terms set forth in this Section 2.12 at a repurchase price in cash equal to 101% of the aggregate principal amount of 2031 Notes repurchased, plus accrued and unpaid interest, if any, on the 2031 Notes repurchased to, but excluding, the date of repurchase (the “2031 Change of Control Payment”). For the avoidance of doubt, a 2031 Change of Control Offer shall not be considered a redemption for the purposes of Article XIV of the Base Indenture.

(b)           Within 30 days following any 2031 Change of Control Triggering Event, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after the public announcement of the pending Change of Control, the Company shall send or cause to be sent a notice to each Holder of 2031 Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the 2031 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “2031 Change of Control Payment Date”), pursuant to the procedures required by Article IV of the Base Indenture, which shall apply hereto mutatis mutandis, and described in such notice. The repurchase obligation with respect to any notice sent prior to the consummation of the Change of Control shall be conditioned on the 2031 Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(c)           To the extent that the provisions of any securities laws or regulations conflict with this Section 2.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.12 by virtue of such conflicts.

(d)           On the 2031 Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all 2031 Notes or portions thereof properly tendered pursuant to the 2031 Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the 2031 Change of Control Payment in respect of all 2031 Notes or portions thereof properly tendered and not validly withdrawn and (iii) deliver or cause to be delivered to the Trustee the 2031 Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 2031 Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly send to each Holder of 2031 Notes properly tendered and not validly withdrawn the 2031 Change of Control Payment for such 2031 Notes, and the Trustee shall promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new 2031 Note equal in principal amount to any unpurchased portion of the 2031 Notes surrendered by such Holder; provided that each new 2031 Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e)           The Company shall not be required to make a 2031 Change of Control Offer upon a 2031 Change of Control Triggering Event if another Person makes the 2031 Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.12 otherwise applicable to a 2031 Change of Control Offer made by the Company and such other Person purchases all 2031 Notes properly tendered and not withdrawn pursuant to such 2031 Change of Control Offer.

(f)            Solely for purposes of this Section 2.12 in connection with the 2031 Notes, the following terms shall have the following meanings:

“2031 Below Investment Grade Rating Event” means the 2031 Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control; provided, however, that if during such 60-day period one or more Rating Agencies has publicly announced that it is considering a possible downgrade of the 2031 Notes, then such 60-day period shall be extended for such time as the rating of the 2031 Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade. Notwithstanding the foregoing, a 2031 Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a 2031 Below Investment Grade Rating Event for purposes of the definition of 2031 Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the 2031 Below Investment Grade Rating Event). The Trustee shall have no obligation to monitor the ratings of the 2031 Notes.

“2031 Change of Control Triggering Event” means the occurrence of both a Change of Control and a 2031 Below Investment Grade Rating Event.

Section 2.13         Guarantees. The 2031 Notes shall be guaranteed by the following Subsidiaries (which are hereby designated “Guarantors” under the Indenture with respect to the 2031 Notes): Molson Coors International LP, Molson Canada 2005, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, CBC Holdco 3, Inc., Newco3, Inc., Molson Coors Holdco Inc., Molson Coors USA LLC, Molson Coors Beverage Company USA LLC and Coors Distributing Company LLC and each of the Company’s future domestic Subsidiaries in accordance with Section 6.8 of the Base Indenture, until, in each case, such entity is released as a Guarantor in accordance with Section 16.6 of the Base Indenture. Each of the Guarantors hereby confirms its Guarantee of the 2031 Notes and confirms the applicability of the provisions of the Base Indenture to such Guarantor with respect to the 2031 Notes.

Section 2.14         No Sinking Fund. The 2031 Notes are not entitled to the benefit of any sinking fund.

Section 2.15         Merger, Consolidation and Sale of Assets. The terms and conditions of Section 6.4 of the Base Indenture shall apply to the 2031 Notes; provided that if any successor to the Company is organized outside the United States, the supplemental indenture pursuant to which such successor assumes the obligations with respect to the 2031 Notes shall include a customary “additional amounts” provision.

ARTICLE 3
General Terms and Conditions of the 2036 Notes

Section 3.1           Designation and Principal Amount. There is hereby authorized and established a new series of Securities under the Base Indenture designated as the “5.500% Senior Notes due 2036,” which is not limited in aggregate principal amount. The initial aggregate principal amount of the 2036 Notes to be issued under this Supplemental Indenture shall be $1,000,000,000. The 2036 Notes are not Original Issue Discount Securities and were originally issued at a public offering price of 99.637%. Any additional amounts of 2036 Notes to be issued shall be set forth in a Company Order.

Section 3.2           Maturity. The stated maturity of principal for the 2036 Notes shall be July 8, 2036.

Section 3.3           Further Issues. The Company may, from time to time, without the consent of the Holders of the 2036 Notes, issue additional 2036 Notes. Any such additional 2036 Notes shall have the same ranking, interest rate, maturity date and other terms and conditions as the 2036 Notes issued on the Issue Date, except for the issue date and the issue price. Any such additional 2036 Notes, together with the 2036 Notes herein provided for, shall constitute a single series of Securities under the Indenture; provided that if any such additional 2036 Notes are not fungible with the existing 2036 Notes for United States federal income tax purposes, such additional 2036 Notes will have a separate CUSIP number.

Section 3.4           Form of Payment. Principal of, premium, if any, and interest on the 2036 Notes shall be payable in U.S. Dollars.

Section 3.5           Global Securities and Denomination of 2036 Notes. Upon the original issuance, the 2036 Notes shall be represented by one or more Global Securities. The Company shall issue the 2036 Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Securities with, or on behalf of, DTC as Depositary (pursuant to Section 3.1 of the Base Indenture) in New York, New York, and register the Global Securities in the name of Cede & Co., DTC’s nominee.

Section 3.6           Interest. The Company shall pay interest on the 2036 Notes at the rate of 5.500% per annum, payable semiannually in arrears on each Interest Payment Date or, if any such Interest Payment Date is not a Business Day, on the next succeeding Business Day, commencing on January 8, 2027. Interest on the 2036 Notes shall be paid to each Holder of the 2036 Notes at the close of business on the Record Date next preceding the related Interest Payment Date (except that interest payable at maturity shall be paid to the same persons to whom principal of such 2036 Notes is payable) and shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the 2036 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Payments of the principal of and interest on the 2036 Notes shall be made in U.S. Dollars, and the 2036 Notes shall be denominated in U.S. Dollars.

Section 3.7           Redemption. The 2036 Notes are subject to redemption at the option of the Company as set forth in the form of 2036 Note attached hereto as Exhibit B and Article IV of the Base Indenture.

Section 3.8           Limitations on Secured Debt. (a) If the Company or any Restricted Subsidiary shall incur, issue, assume or enter into a guarantee of any Debt secured by a Mortgage on any Principal Property of the Company or any Subsidiary, or on any Capital Stock of any Restricted Subsidiary, the Company shall, or shall cause such Subsidiary or Restricted Subsidiary to, secure the 2036 Notes equally and ratably with (or prior to) such secured Debt for as long as such Debt is so secured, unless the aggregate amount of all such secured Debt (for the avoidance of doubt, to the extent such debt is secured by a Mortgage on any Principal Property), when taken together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties of the Company or any Subsidiary (with the exception of such transactions which are excluded pursuant to Section 3.8(b) and Section 3.9(b)), would not, at the time of such incurrence or guarantee, exceed the greater of (i) $800 million or (ii) 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company. Any Mortgage created for the benefit of the Holders of Securities pursuant to the preceding sentence shall provide by its terms that such Mortgage shall be automatically and unconditionally released and discharged upon the release and discharge of the Mortgage to which it relates.

(b)          The restriction in Section 3.8(a) shall not apply to Debt secured by:

(i)           Mortgages existing on any property prior to the acquisition thereof by the Company or a Restricted Subsidiary or existing on any property of any corporation or other entity that becomes a Subsidiary after the date of this Supplemental Indenture prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Company or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Company or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies and as otherwise permitted;

(ii)          Mortgages to secure the cost of development or construction of such property, or improvements of such property; provided, however, that such Mortgages shall not apply to any other property of the Company or any Restricted Subsidiary unless otherwise permitted;

(iii)         Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(iv)         Mortgages securing indebtedness owing to the Company or a Guarantor;

(v)          Mortgages existing on the Issue Date;

(vi)         Mortgages required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under this Indenture;

(vii)        extensions, renewals or replacements of the Mortgages referred to in this Section 3.8(b) (other than Mortgages described in clauses (ii) and (iv) above) so long as the principal amount of the secured Debt is not increased (except by an amount not to exceed the fees and expenses, including any premium and defeasance costs incurred with such extension, renewal or replacement) and the extension, renewal or replacement is limited to all or part of the same property secured (and, for the avoidance of doubt could have been secured) by the Mortgage so extended, renewed or replaced; or

(viii)       Mortgages in connection with sale and leaseback transactions permitted by Section 3.9(b).

For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount or accreted value, the accretion of dividends, and the payment of interest on Debt in the form of additional Debt will not be deemed to be an incurrence, issuance, assumption or guarantee of Debt.

Section 3.9           Limitations on Sales and Leasebacks. (a) Neither the Company nor any Restricted Subsidiary shall enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under Section 3.8(a) (and not excluded in Section 3.8(b)) would not, at the time such transaction is entered into, exceed the greater of (i) $800 million or (ii) 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.

(b)           The restriction in Section 3.9(a) shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 3.9(a), any sale and leaseback transaction if:

(i)           the transaction is between or among two or more of the Company and the Guarantors;

(ii)          the lease is for a period, including renewal rights, of not in excess of three years;

(iii)         the transaction is with a governmental authority that provides financial or tax benefits;

(iv)         the net proceeds of the sale are at least equal to the fair market value of the property and, within 180 days of the transfer, the Company or the Guarantors repay Funded Debt owed by them or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

(v)          such sale and leaseback transaction is entered into within 180 days after the acquisition or construction, in whole but not in part, of such Principal Property.

Section 3.10          Appointment of Agents. The Trustee shall initially be the Registrar and Paying Agent for the 2036 Notes.

Section 3.11          Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the 2036 Notes on the first day after the applicable conditions set forth in Section 12.3 of the Base Indenture have been satisfied or (b) the Company and the Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.4 or Section 10.2 of the Base Indenture and Sections 3.8 and 3.9 of this Supplemental Indenture with respect to the 2036 Notes at any time after the applicable conditions set forth in Section 12.3 of the Base Indenture have been satisfied. The applicable provisions of Article XII of the Base Indenture shall apply to the exercise by the Company of either such option.

Section 3.12          Repurchase of 2036 Notes Upon a Change of Control. (a) Upon the occurrence of a 2036 Change of Control Triggering Event, unless the Company has unconditionally exercised its right to redeem the 2036 Notes as provided in the form of 2036 Note attached hereto as Exhibit B and Article IV of the Base Indenture, each Holder of 2036 Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s 2036 Notes pursuant to the offer described in this Section 3.12 (the “2036 Change of Control Offer”) on the terms set forth in this Section 3.12 at a repurchase price in cash equal to 101% of the aggregate principal amount of 2036 Notes repurchased, plus accrued and unpaid interest, if any, on the 2036 Notes repurchased to, but excluding, the date of repurchase (the “2036 Change of Control Payment”). For the avoidance of doubt, a 2036 Change of Control Offer shall not be considered a redemption for the purposes of Article XIV of the Base Indenture.

(b)           Within 30 days following any 2036 Change of Control Triggering Event, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after the public announcement of the pending Change of Control, the Company shall send or cause to be sent a notice to each Holder of 2036 Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the 2036 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “2036 Change of Control Payment Date”), pursuant to the procedures required by Article IV of the Base Indenture, which shall apply hereto mutatis mutandis, and described in such notice. The repurchase obligation with respect to any notice sent prior to the consummation of the Change of Control shall be conditioned on the 2036 Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(c)           To the extent that the provisions of any securities laws or regulations conflict with this Section 3.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.12 by virtue of such conflicts.

(d)           On the 2036 Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all 2036 Notes or portions thereof properly tendered pursuant to the 2036 Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the 2036 Change of Control Payment in respect of all 2036 Notes or portions thereof properly tendered and not validly withdrawn and (iii) deliver or cause to be delivered to the Trustee the 2036 Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 2036 Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly send to each Holder of 2036 Notes properly tendered and not validly withdrawn the 2036 Change of Control Payment for such 2036 Notes, and the Trustee shall promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new 2036 Note equal in principal amount to any unpurchased portion of the 2036 Notes surrendered by such Holder; provided that each new 2036 Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e)           The Company shall not be required to make a 2036 Change of Control Offer upon a 2036 Change of Control Triggering Event if another Person makes the 2036 Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.12 otherwise applicable to a 2036 Change of Control Offer made by the Company and such other Person purchases all 2036 Notes properly tendered and not withdrawn pursuant to such 2036 Change of Control Offer.

(f)           Solely for purposes of this Section 3.12 in connection with the 2036 Notes, the following terms shall have the following meanings:

“2036 Below Investment Grade Rating Event” means the 2036 Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control; provided, however, that if during such 60-day period one or more Rating Agencies has publicly announced that it is considering a possible downgrade of the 2036 Notes, then such 60-day period shall be extended for such time as the rating of the 2036 Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade. Notwithstanding the foregoing, a 2036 Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a 2036 Below Investment Grade Rating Event for purposes of the definition of 2036 Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the 2036 Below Investment Grade Rating Event). The Trustee shall have no obligation to monitor the ratings of the 2036 Notes.

“2036 Change of Control Triggering Event” means the occurrence of both a Change of Control and a 2036 Below Investment Grade Rating Event.

Section 3.13         Guarantees. The 2036 Notes shall be guaranteed by the following Subsidiaries (which are hereby designated “Guarantors” under the Indenture with respect to the 2036 Notes): Molson Coors International LP, Molson Canada 2005, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, CBC Holdco 3, Inc., Newco3, Inc., Molson Coors Holdco Inc., Molson Coors USA LLC, Molson Coors Beverage Company USA LLC and Coors Distributing Company LLC and each of the Company’s future domestic Subsidiaries in accordance with Section 6.8 of the Base Indenture, until, in each case, such entity is released as a Guarantor in accordance with Section 16.6 of the Base Indenture. Each of the Guarantors hereby confirms its Guarantee of the 2036 Notes and confirms the applicability of the provisions of the Base Indenture to such Guarantor with respect to the 2036 Notes.

Section 3.14         No Sinking Fund. The 2036 Notes are not entitled to the benefit of any sinking fund.

Section 3.15         Merger, Consolidation and Sale of Assets. The terms and conditions of Section 6.4 of the Base Indenture shall apply to the 2036 Notes; provided that if any successor to the Company is organized outside the United States, the supplemental indenture pursuant to which such successor assumes the obligations with respect to the 2031 Notes shall include a customary “additional amounts” provision.

ARTICLE 4
Forms of Notes

Section 4.1           Form of 2031 Notes. The 2031 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

Section 4.2           Form of 2036 Notes. The 2036 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto.

ARTICLE 5
Original Issue of Notes

Section 5.1           Original Issue of 2031 Notes. The 2031 Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver such 2031 Notes as in such Company Order provided.

Section 5.2           Original Issue of 2036 Notes. The 2036 Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver such 2036 Notes as in such Company Order provided.

ARTICLE 6
Events of Default

Section 6.1           Limitation on Notices of Default. Solely with respect to the 2031 Notes and the 2036 Notes, Section 7.1(d) of the Base Indenture shall be replaced with the following paragraph:

“the failure of the Company or any Guarantor, subject to the provisions of Section 6.6, to perform any covenants or agreements contained in this Indenture (including any indenture supplemental hereto pursuant to which the Securities of such series were issued as contemplated by Section 3.1) (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere in this Section 7.1 specifically addressed), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder; provided that a “Notice of Default” may not be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice of default;”

Section 6.2           Limitation on Notices of Default. Solely with respect to the 2031 Notes and the 2036 Notes, the following shall be added to the paragraph following Section 7.1(h) of the Base Indenture:

“A court of competent jurisdiction shall have the power to stay any cure period under the Indenture in the event of litigation regarding whether a Default or Event of Default has occurred.”

Section 6.3           Limitation on Suits. Solely with respect to the 2031 Notes and the 2036 Notes, Section 7.7 of the Base Indenture shall be replaced with the following paragraph:

“No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless such Holder previously shall have given to the Trustee written notice of one or more of the Events of Default herein specified with respect to such series of Securities, and unless also the Holders of 30% in principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and unless also there shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and during such 60-day period the Holders of a majority in principal amount of Outstanding Securities of such series shall not have given the Trustee a direction inconsistent with such request; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.”

ARTICLE 7
Miscellaneous

Section 7.1           Ratification of Indenture. The Base Indenture, as modified by this Supplemental Indenture (including, with respect to the 2031 Notes, the form of 2031 Note set forth in Exhibit A hereto and, with respect to the 2036 Notes, the form of 2036 Note set forth in Exhibit B hereto), is in all respects ratified and confirmed, and this Supplemental Indenture (including, with respect to the 2031 Notes, the form of 2031 Note set forth in Exhibit A hereto and, with respect to the 2036 Notes, the form of 2036 Note set forth in Exhibit B hereto) shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the 2031 Notes and the 2036 Notes.

Section 7.2           Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7.3           Governing Law. This Supplemental Indenture, each 2031 Note and each 2036 Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 7.4           Separability. In case any provision in this Supplemental Indenture, the 2031 Notes or the 2036 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.5           Counterparts Originals. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MOLSON COORS BEVERAGE COMPANY,
as Issuer

By:	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

[Signature Page to the Supplemental Indenture]

GUARANTORS:	CBC HOLDCO LLC

	By:	/s/ Patrick Porter
		Name:	Patrick Porter
		Title:	Vice President, Treasurer

CBC HOLDCO 2 LLC

	By:	/s/ Patrick Porter
		Name:	Patrick Porter
		Title:	Vice President, Treasurer

COORS BREWING COMPANY

	By:	/s/ Patrick Porter
		Name:	Patrick Porter
		Title:	Vice President, Treasurer

CBC HOLDCO 3, INC.

	By:	/s/ Patrick Porter
		Name:	Patrick Porter
		Title:	Vice President, Treasurer

NEWCO3, INC.

	By:	/s/ Patrick Porter
		Name:	Patrick Porter
		Title:	Vice President, Treasurer

MOLSON COORS HOLDCO INC.

	By:	/s/ Patrick Porter
		Name:	Patrick Porter
		Title:	Vice President, Treasurer

MOLSON CANADA 2005

	By:	/s/ Patrick Porter
		Name:	Patrick Porter
		Title:	Treasurer

[Signature Page to the Supplemental Indenture]

MOLSON COORS BEVERAGE COMPANY USA LLC

By:	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

MOLSON COORS USA LLC

By:	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

COORS DISTRIBUTING COMPANY LLC

By:	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

MOLSON COORS INTERNATIONAL LP

By:	/s/ Patrick Porter
	Name:	Patrick Porter
	Title:	Vice President, Treasurer

[Signature Page to the Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President

[Signature Page to the Supplemental Indenture]

Exhibit A

[FACE OF 2031 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

MOLSON COORS BEVERAGE COMPANY
4.900% SENIOR NOTES DUE 2031

CUSIP No. 60871R AS9

No. [ ]	$[ ]
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. Molson Coors Beverage Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [          ], as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on July 8, 2031 and to pay interest thereon from May 27, 2026, or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on January 8 and July 8 in each year, commencing January 8, 2027, at the rate of 4.900% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate on any overdue principal and premium and on any overdue installment of interest. Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be December 24 or June 24, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Note shall be made at the Corporate Trust Office in U.S. Dollars or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer of immediately available funds to an account designated by the Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

MOLSON COORS BEVERAGE COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to Global Note Certificate]

[REVERSE OF 2031 NOTE]

Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued under an Indenture, dated as of May 29, 2024 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of May 27, 2026 (as so supplemented, herein called the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all applicable indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes of this series and of the terms upon which the Notes of this series are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000. To the extent the terms of this Note conflict with the terms of the Indenture, the terms of the Indenture shall govern.

Optional Redemption. Prior to the Par Call Date, the Company may redeem the Notes of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes of this series, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of determining the optional Redemption Price, the following definitions are applicable:

“Par Call Date” means June 8, 2031.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the Redemption Price.

In the case of a partial redemption, selection of the Notes for redemption will be made by lot or by such other method as Company directs the trustee. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

In the event of any redemption of Notes, the Company will not be required to register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the sending of the notice of redemption of the Notes and ending at the close of business on the day of such sending, or register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

Notwithstanding anything herein to the contrary, the Company and its affiliates may at any time, and from time to time, purchase, repurchase, redeem, exchange, defease or otherwise acquire or retire the Company’s or any of its Subsidiaries’ outstanding debt securities or loans, including the Notes, by any means other than a redemption that is subject to the provisions described above (and, for the avoidance of doubt, without being subject to any pro rata repurchase requirement) from any Person, upon such terms and conditions, at such prices and with such considerations as the Company or its affiliates may determine, including in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more Holders or beneficial owners of Notes.

Repurchase of Notes Upon a Change of Control. Upon the occurrence of a 2031 Change of Control Triggering Event, subject to certain exceptions and conditions set forth in the Indenture, each Holder of Notes of this series shall have the right to require the Company to repurchase all or any part of such Holder’s Notes of this series as set forth in the Indenture.

Guarantees. The payment by the Company of the principal of, and premium, if any, and interest on the Notes of this series is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors.

Defeasance and Discharge. The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to Notes of this series upon compliance with certain conditions set forth in the Indenture.

Defaults and Remedies. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of this series at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding, on behalf of the Holders of all Notes of this series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants. The Indenture does not limit the incurrence of additional unsecured debt by the Company or any of its Subsidiaries; however, it does limit, among other things, the incurrence of additional secured debt, the entry into sale and leaseback transactions by the Company or any of its Restricted Subsidiaries and certain mergers, consolidations and sales of assets by the Company and the Guarantors. The limitations are subject to a number of important qualifications and exceptions set forth in the Indenture. Once a year, the Company must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange. The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.6 of the Base Indenture, the transfer of this Note is registerable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of any different authorized denomination or denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.8 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No Sinking Fund. The Notes of this series are not entitled to the benefit of any sinking fund.

Governing Law. This Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Defined Terms. All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

Exhibit B

[FACE OF 2036 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

MOLSON COORS BEVERAGE COMPANY
5.500% SENIOR NOTES DUE 2036

CUSIP No. 60871R AT7

No. [ ]	$[ ]
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. Molson Coors Beverage Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [              ], as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on July 8, 2036 and to pay interest thereon from May 27, 2026, or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on January 8 and July 8 in each year, commencing January 8, 2027, at the rate of 5.500% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate on any overdue principal and premium and on any overdue installment of interest. Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be December 24 or June 24, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Note shall be made at the Corporate Trust Office in U.S. Dollars or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer of immediately available funds to an account designated by the Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

MOLSON COORS BEVERAGE COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to Global Note Certificate]

[REVERSE OF 2036 NOTE]

Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued under an Indenture, dated as of May 29, 2024 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of May 27, 2026 (as so supplemented, herein called the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all applicable indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes of this series and of the terms upon which the Notes of this series are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000. To the extent the terms of this Note conflict with the terms of the Indenture, the terms of the Indenture shall govern.

Optional Redemption. Prior to the Par Call Date, the Company may redeem the Notes of this series at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes of this series, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of determining the optional Redemption Price, the following definitions are applicable:

“Par Call Date” means April 8, 2036.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the Redemption Price.

In the case of a partial redemption, selection of the Notes for redemption will be made by lot or by such other method as Company directs the trustee. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original note. For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

In the event of any redemption of Notes, the Company will not be required to register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the sending of the notice of redemption of the Notes and ending at the close of business on the day of such sending, or register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

Notwithstanding anything herein to the contrary, the Company and its affiliates may at any time, and from time to time, purchase, repurchase, redeem, exchange, defease or otherwise acquire or retire the Company’s or any of its Subsidiaries’ outstanding debt securities or loans, including the Notes, by any means other than a redemption that is subject to the provisions described above (and, for the avoidance of doubt, without being subject to any pro rata repurchase requirement) from any Person, upon such terms and conditions, at such prices and with such considerations as the Company or its affiliates may determine, including in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more Holders or beneficial owners of Notes.

Repurchase of Notes Upon a Change of Control. Upon the occurrence of a 2036 Change of Control Triggering Event, subject to certain exceptions and conditions set forth in the Indenture, each Holder of Notes of this series shall have the right to require the Company to repurchase all or any part of such Holder’s Notes of this series as set forth in the Indenture.

Guarantees. The payment by the Company of the principal of, and premium, if any, and interest on the Notes of this series is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors.

Defeasance and Discharge. The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to Notes of this series upon compliance with certain conditions set forth in the Indenture.

Defaults and Remedies. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of this series at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of this series at the time Outstanding, on behalf of the Holders of all Notes of this series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Restrictive Covenants. The Indenture does not limit the incurrence of additional unsecured debt by the Company or any of its Subsidiaries; however, it does limit, among other things, the incurrence of additional secured debt, the entry into sale and leaseback transactions by the Company or any of its Restricted Subsidiaries and certain mergers, consolidations and sales of assets by the Company and the Guarantors. The limitations are subject to a number of important qualifications and exceptions set forth in the Indenture. Once a year, the Company must report to the Trustee on its compliance with these limitations.

Denominations, Transfer and Exchange. The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of any different authorized denomination or denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.6 of the Base Indenture, the transfer of this Note is registerable in the Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of any different authorized denomination or denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.8 of the Base Indenture) interest, if any, on such Note and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No Sinking Fund. The Notes of this series are not entitled to the benefit of any sinking fund.

Governing Law. This Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Defined Terms. All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

B-10